UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2012

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Bridge Loan

On March 16th, 2012 Location Based Technologies, Inc.  (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an accredited investor (“Investor”) pursuant to which the Company issued a promissory note (the “Note”) and common stock warrants (the “Warrants”) to the Investor and the Company received $500,000 in cash from the Investor.

Under the terms of the Note the Company shall receive a loan of up to $2,000,000 but no less than $500,000.  The total loan amount shall be based solely on Investor’s discretion.  The Note is unsecured and has a term of 6 months. The loan can be converted into equity at the end of the term only if the principal and interest are not repaid. The loan can also be converted into equity prior to the end of the loan term if the Company defaults by violating a covenant. The number of shares issued upon conversion shall be the conversion amount divided by the conversion price.  The Note was issued at an original issue discount of 10%. If the loan is repaid within the first 90 days, no additional interest shall be charged. If Company extends the loan beyond the first 90 days, an additional 12% interest shall be charged for the next 90 days.  There shall be no further extensions beyond 180 days.

The Warrants permit the Investor to purchase 869,565 shares of common stock at $0.23 per share. The Warrants shall be exercisable for 60 months and are subject to adjustment for stock splits, dividends and similar recapitalization transactions and have piggyback registration rights.

The Company will use the proceeds from the raise for general and administrative purposes.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report Form 8-K concerning the financing is incorporated by reference into this Item 3.02. The sale and issuance of the Note and the Warrants (and the issuance of shares of Company’s common stock upon the conversion or exercise thereof) have been determined to be exempt from registration under the Securities Exchange Act of 1933, in reliance on Section 3(b) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or exemption from the registration requirements. This disclosure does not constitute an offer to sell or solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: March 21, 2011	By:	/s/ David Morse
David Morse
Chief Executive Officer